Exhibit 1

CUSIP NO. 808760102	13G	Page 10 of 10

EXHIBIT 1 TO SCHEDULE 13G

FEBRUARY 8, 2006

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, TRIGRAN INVESTMENTS, INC., TRIGRAN INVESTMENTS, L.P., DOUGLAS GRANAT, AND LAWRENCE A. OBERMAN each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto).  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

TRIGRAN INVESTMENTS, INC.

By:	/s/ Lawrence A. Oberman
Name: Lawrence A. Oberman
Title: Executive Vice President

TRIGRAN INVESTMENTS, L.P.,

By:	/s/ Lawrence A. Oberman
Name: Lawrence A. Oberman
Title: Director

DOUGLAS GRANAT

/s/ Douglas Granat

LAWRENCE A. OBERMAN

/s/ Lawrence A. Oberman

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